Exhibit 11


Coopers                                                 Coopers & Lybrand L.L.P.
&Lybrand                                            a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS

                              -------------------

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement of Northstar Growth Fund on Form N-1A
(File No. 33-849) of our reports dated December 6, 1996 and January 31, 1997, on our audits of the financial statements and financial highlights of Northstar Trust and Northstar Funds, respectively, which reports are included in the Annual Report to Shareholders for Northstar Trust and Northstar Funds for the years ended October 31, 1996 and December 31, 1996, respectively, which are also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the captions "Other Information" and "Financial Statements" in the Statement of Additional Information.



                                                        Coopers & Lybrand L.L.P.

New York, New York
April 4, 1997

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